UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2017

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On February 16, 2017, Cree, Inc., a North Carolina corporation (“Cree” or the “Company”), issued a press release announcing that it would be terminating its definitive agreement to sell its Wolfspeed Power and RF division, which includes the silicon carbide substrate business for power, RF and gemstone applications, to Infineon Technologies AG (“Infineon”). As a result of the Infineon transaction termination, Cree will be reintegrating the Wolfspeed business into Cree, and will be eliminating the Wolfspeed executive-level positions created in connection with the originally planned initial public offering of Wolfspeed. Accordingly, Cree announced that Franco Plastina, Cree’s Executive Vice President – Power and RF, and Chief Executive Officer of the Wolfspeed business unit, has stepped down from those positions and will be leaving Cree at the end of the current fiscal quarter. As a Section 16 Officer of Cree, Mr. Plastina is covered by Cree’s Severance Plan for Section 16 Officers (the “Severance Plan”), and his severance will be handled under the Severance Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Michael E. McDevitt
Michael E. McDevitt
Executive Vice President and Chief Financial Officer

Date: February 22, 2017

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